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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement of IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H1 for the registration of IndyMac Home Equity Mortgage Loan Asset-Backed Notes, Series 2006-H1, in the registration statement on Form S-3 (No. 333-127617) and to the incorporation by reference therein of our report dated January 23, 2006, with respect to the financial statements of Financial Guaranty Insurance Company, appearing in the Form 8-K of IndyMac ABS, Inc. dated March 30, 2006, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

New York, New York
March 30, 2006